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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): November 22, 2000

                      Commission File Number  0001067447
                          THE DERBY CYCLE CORPORATION
            (Exact name of registrant as specified in its charter)

                      DELAWARE                       31-1038896
          (State or other jurisdiction of         (I.R.S. Employer
           incorporation or organization)        Identification No.)

                                Daniel S. Lynch
                          The Derby Cycle Corporation
                     300 First Stamford Place (5th Floor)
                       Stamford, Connecticut 06902-6765
         (Address of principal executive offices, including zip code)
                           Telephone: (203) 961 1666
             (Registrant's telephone number, including area code)

                         This Report contains 4 pages.
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ITEM 5.  OTHER EVENTS

COMPANY CLOSES REFINANCING WITH SENIOR BANK, EQUITY SPONSORS AND SOROS PRIVATE EQUITY PARTNERS

The Derby Cycle Corporation (the "Company") announced today that it closed a $31,000,000 refinancing with its senior lenders, its existing equity sponsors, and a new equity sponsor, Soros Private Equity Partners. The bank financing included a DM 26,500,000 increase ($11,500,000) in the Company's revolving credit facility available to the Company during its peak borrowing season in 2001 and 2002. The equity financing included $12,000,000 in new equity money and the conversion of $7,406,000 in junior subordinated debt to equity.

The Company issued $7,500,000 of Series D preferred stock bearing a 30% annual cumulative dividend to Quantum Industrial Partners, LDC, a Soros affiliate, and $2,250,000 to two of the Company's existing sponsors, Thayer Equity Investors III, L.P. ("Thayer") and Perseus Cycle, LLC ("Perseus"). The Series D shares are redeemable at any time at the option of the Company, and redeemable by the holder upon a change of control as defined under the Company's indentures governing its senior high yield notes, in each case, subject to restrictions contained in the Company's senior credit facility. The Company also converted $7,406,000 of junior subordinated notes and accrued interest held by Thayer and Perseus into Series D-1 preferred stock. The Series D-1 preferred shares are pari passu with the Series D shares and bear an annual cumulative dividend of 19%. All dividends on the Series D and the Series D-1 accrue until redemption.

The DM 26,500,000 ($11,500,000) increase on the revolver is available to the Company during its next two peak seasons from January 1, 2001 to May 11, 2001 and January 1, 2002 to May 11, 2002. Other amendments to the senior facility included a new maturity date of June 30, 2002 and a revised financial covenant package.

Quantum will be entitled to appoint one representative to the Company's board of directors.

STATEMENTS ABOUT THE COMPANY'S FUTURE PERFORMANCE ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.


For further information, please contact:

Daniel S. Lynch
Chief Financial Officer
Derby Cycle Corporation
Tel: (203) 356-3681

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Item 7.  Financial Statements and Exhibits

Exhibits                                                           Page number

4.1    Second Amended and Restated Shareholders' Agreement               7

4.2    Registration Agreement                                           42

10.9   Warrant Agreement                                                51

10.10  Purchase Agreement                                               71

10.11  Second Amendment and Restatement Agreement relating
       to the Resolving Multicurrency credit facility of
       up to DM 209,355,403 dated 12 May 1998                          108


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

The Derby Cycle Corporation                                   Date
                                                              ----

By: /s/ Simon J. Goddard                                November 29, 2000
   ------------------------------

Name: Simon J. Goddard

Title: Vice President and Corporate Controller

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